SCHEDULE 14A

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EQT Corporation

(Name of Registrant as Specified In Its Charter)

JANA Partners LLC

Scott Ostfeld

David DiDomenico

Sam Assamongkol

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J AN A Pa r t n e r s O p p o s e s E Q T C o r po r a t i on ’ s P r opo s e d A c qu i s i t i on o f R i c e E n e r g y I n c . O c t obe r 23 , 2017 1

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THE VIEWS EXPRESSED HEREIN REPRESENT THE OPINIONS OF JANA PARTNERS LLC (THE "SHAREHOLDER"), WHICH OPINIONS ARE BASED EXCLUSIVELY ON PUBLICLY AVAILABLE INFORMATION WITH RESPECT TO EQT CORPORATION (THE "ISSUER"). THESE MATERIALS ARE FOR GENERAL INFORMATIONAL PURPOSES ONLY. THEY DO NOT HAVE REGARD TO THE SPECIFIC INVESTMENT OBJECTIVE, FINANCIAL SITUATION, SUITABILITY, OR THE PARTICULAR NEED OF ANY SPECIFIC PERSON WHO MAY RECEIVE THESE MATERIALS, AND SHOULD NOT BE TAKEN AS ADVICE ON THE MERITS OF ANY INVESTMENT DECISION. OPINIONS EXPRESSED HEREIN ARE CURRENT OPINIONS AS OF THE DATE APPEARING IN THIS MATERIAL ONLY. THE SHAREHOLDER DISCLAIMS ANY OBLIGATION TO UPDATE THE DATA, INFORMATION OR OPINIONS CONTAINED HEREIN. UNLESS OTHERWISE INDICATED, FINANCIAL INFORMATION AND DATA USED HEREIN HAVE BEEN DERIVED OR OBTAINED, WITHOUT INDEPENDENT VERIFICATION, FROM FILINGS MADE BY THE ISSUER OR OTHER COMPANIES WITH THE SECURITIES AND EXCHANGE COMMISSION THAT THE SHAREHOLDER CONSIDERS COMPARABLE, AND FROM OTHER THIRD PARTY SOURCES.

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2

Background

- **JANA Partners**
  - Founded in 2001; typically works collaboratively with companies to unlock shareholder value; aligned with all shareholders
  - Owns approximately 6% of EQT Corporation ("EQT") and opposes proposed acquisition of Rice Energy Inc. ("RICE") by EQT
- **JANA has partnered in its investment with leading industry experts**
  - Jonathan Cohen and Daniel Herz helped build Atlas Energy, a pioneer in the Marcellus shale, the same basin where EQT and RICE operate, and created billions in value for their shareholders
- **We have opposed the RICE transaction because we believe the rationale for the deal is simply not supported by the facts**
  - JANA has been leading the argument against the RICE transaction, and has already been successful in causing EQT to announce changes to the flawed management compensation plan that JANA believes helped lead to the proposed acquisition, and has engaged with a majority of shareholders regarding the RICE proposal

3

# The Case To Reject Proposed RICE Acquisition

1. Fictitious transaction rationale and synergies
2. Value transfer to RICE shareholders exceeds benefits to EQT shareholders
3. EQT's poor M&A track-record & large deal size elevates execution risk
4. EQT's misaligned incentives and efforts to force RICE vote without a plan to address sum-of-parts discount is highly suspect

4

Transaction Fails To Deliver Stated Rationale & Synergies

- **RICE acquisition is primarily based on one promise: significant contiguous acreage yielding substantial drilling cost synergies**
- **We recreated EQT's acreage maps with the assistance of our industry partners, a well regarded petroleum engineering firm with a focus in the region, and a premier land services company**
  - Mapped EQT, RICE and third party acreage and wells in Washington & Greene Counties
  - Developed plan that maximizes lateral length for combined EQT/RICE undeveloped acreage
- **Our research shows that there is in fact minimal contiguous undrilled acreage, and therefore far less synergy than promised**
  - *EQT claims*: \$1.9bn of drilling synergy (~80% of \$2.5bn announced synergy) from extending EQT's average lateral length by 4,000 feet in Washington & Greene Counties
  - *Our analysis shows*: combined EQT/RICE acreage position only supports extending EQT's average lateral length by ~600 feet (implying < \$300mm or ~15% of claimed drilling synergy)

Source: EQT investor presentation (6/19/17); JANA experts' analysis.

5

EQT/RICE Does Not Have Claimed Contiguous Acreage

We believe EQT presented a highly misleading acreage map of Washington & Greene Counties to claim significant contiguous acreage.

MANAGEMENT PRESENTATION (6/19/17)



Washington
Greene

ACTUAL MAP



EQT Acreage
RICE Acreage
Washington

Without contiguous acreage EQT cannot drill longer laterals.

Source: EQT investor presentation (6/19/17); JANA experts' analysis.

6

EQT/RICE Cannot Easily Obtain Contiguous Acreage

Delivering EQT's claimed benefits from acquiring RICE would require obtaining substantial acreage via acquisitions (requiring significant additional capital) and leases.

WASHINGTON / GREENE ACREAGE OWNERSHIP



EQT Acreage
RICE Acreage
Other owners

- **Significant acreage is already held by third party operators**
- **Ability to gain access to abutting acreage is further complicated by lack of "forced pooling" in Marcellus, creating significant holdup value**
  - Potential for acreage not "held-by-production" to revert back to landowners amplifies the challenge

If abutting acreage was readily obtainable, EQT or RICE would already have gained access to it.

Source: JANA experts' analysis.

7

Existing Drilled Wells Limit Drilling Synergy Potential

Even if EQT were somehow able to obtain the abutting acreage, achieving its synergy target from longer laterals would still prove extremely challenging:

1) **Both EQT and RICE have drilled significant acreage along their borders, limiting potential areas for longer laterals**
2) **Third party operators have already drilled over 300 wells in the area around RICE and EQT**

EXISTING EQT/RICE WELLS



EQT Acreage
RICE Acreage
Drilled EQT/RICE Marcellus Acreage
Washington

Despite allocating ~$8 billion to acquire RICE, EQT has yet to provide detail to support their synergy claims.

8

Source: JANA experts' analysis.

Drilling Synergies Are Evolving & Impossible To Reconcile

EQT's synergy math is inconsistent & difficult to reconcile in our view.

Undiscounted Drilling Synergies (Prior Disclosure): $1.3bn

- EQT's Marcellus well cost estimate (disclosed on their IR web page) shows ~$0.6mm of variable cost per 1,000 feet of lateral extension
- Implies ~$1.3 billion in undiscounted pre-tax cost savings if full 4,000 foot lateral extension is achieved

	Number of Wells		Cost per Well ($mm)		Total Cost ($mm)
Pre-Deal (8k ft avg. lateral)	1,780	x	$7.36	=	$13,108
Post-Deal (12k ft avg. lateral)	1,200	x	$9.81	=	$11,776
Undiscounted pre-tax savings					**$1,332**

Undiscounted Drilling Synergies (Merger Proxy): $2.5bn

- Proxy shows undiscounted pre-tax savings of $2.5 billion (and $1.9 billion on a present-value basis)

Undiscounted Drilling Synergies (Q2 Earnings Call): $3.4bn

- Management cited undiscounted pre-tax savings of $3.4 billion ($200 million in 2018 and $350 million annually for 2019 – 2027)

Additionally, the difficulty of tracking and measuring achievement of drilling synergies will impede shareholders from holding EQT accountable.

Note: Prior Disclosure Synergies based on data in "Marcellus Well Costs" file on EQT IR web page. Number of wells from pages 7 and 12 of EQT investor presentation (6/19/17).
Merger Proxy Synergies from page 82 of Merger Proxy (10/12/17).
Q2 Earnings Call Synergies per management commentary on 7/27/17, citing $200mm of savings in 2018 and $350mm of annual savings for 2019 through 2027.

9

Sell Side Opinions Are Premised On Erroneous Synergies

Sell side opinions on the transaction are premised on EQT's erroneous continuous acreage claims without independent validation. Therefore, we believe such opinions are not a useful barometer.

- "[W]e are fans of this strategic consolidation given the strong **acreage overlap**, which should boost capital efficiency by enhancing EQT's **ability to drill longer-laterals** in the core Marcellus (notably Greene and Washington Counties)" *JP Morgan (6/19/17)*
- "We view the transaction positively given **significant overlap** of high quality core acreage that should drive what EQT **management estimates to be $2.5 billion in development and economic synergies**" *Wells Fargo (7/29/17)*
- "EQT will be able to optimally develop its core Marcellus with **long laterals**" *Cowen (6/19/17)*
- "We view the deal positively for EQT, as the addition of RICE's **contiguous Marcellus acreage** will improve capital efficiency through the **drilling of longer average laterals (12,000 ft vs 8,000 ft previously)**" *Jeffries (7/12/17)*
- "Importantly, the **ability to extend lateral lengths** in the Appalachian sweet-spot provides top tier economic returns" *RBC Capital Markets (7/5/17)*

10

## The Case To Reject Proposed RICE Acquisition

1. Fictitious transaction rationale and synergies
2. Value transfer to RICE shareholders exceeds benefits to EQT shareholders
3. EQT's poor M&A track-record & large deal size elevates execution risk
4. EQT's misaligned incentives and efforts to force RICE vote without a plan to address sum-of-parts discount is highly suspect

11

EQT Is Giving RICE More Value Than It Is Receiving

EQT is paying RICE shareholders more than it is receiving, while also issuing ~50% of significantly undervalued equity.



Premium EQT is Paying to RICE
$1.8 billion
$2.0 billion
Premium Paid Based on Market Value
Premium Paid Based on Proxy Fair Values



Synergy Value EQT is Getting from RICE
$0.2-$1.4 billion Shortfall
$1.6 billion
$0.6 billion
EQT's Share of Synergy Based on Management Claim
EQT's Share of Synergy Based on Actual Data

Note: Premium Paid Based on Market Value based on EQT and RICE share prices on 6/16/17 prior to deal announcement.
Premium Paid Based on Proxy Fair Values based on midpoint of fair value of EQT equity issued and cash consideration paid to RICE shareholders and midpoint of fair value of RICE equity received calculated based on sum-of-parts equity fair values per Citi (EQT's financial advisor) on pages 94 and 101 of Merger Proxy (10/12/17).
EQT's Share of Synergy Based on Management Claim reflects 65% pro forma ownership of the $2.5bn synergy value per EQT's investor presentation (6/19/17).
EQT's Share of Synergy Based on Actual Data reflects 65% pro forma ownership of $0.6bn in G&A synergy and $0.3bn in drilling synergy that can be justified by actual acreage ownership post deal (supporting only ~15% of the lateral length extension that management claims) and is based on the work of experts engaged by JANA for the purpose of evaluating the transaction.

12

EQT Is Issuing Significantly Undervalued Equity

EQT is issuing equity at an implied E&P EBITDA multiple of 2.4x – 4.1x, well below average peer E&P multiple of 6.4x.



EQT's Implied E&P EV to Consensus 2018 EBITDA
Peers E&P EV / 2018 EBITDA
6.4x
62% Discount
46% Discount
36% Discount
4.1x
3.4x
2.4x
Based on Proxy Value for EQGP Stake with Acquisition Premium
Based on Proxy Value for EQGP Stake
Based on Market Value for EQGP Stake
Midpoint of Proxy Peer Range

Note: Enterprise value of EQT E&P business based on market value of EQT on 6/16/17 (prior to deal announcement) plus net debt of the E&P business (i.e. excluding EQM net debt) less equity value of the EQGP stake. Consensus EQT 2018 E&P EBITDA per Bloomberg on 6/16/17. The 3.4x multiple reflects equity value for EQGP stake at midpoint of the fair value range based on comps per Citi (EQT's financial advisor) as shown on page 101 of Merger Proxy (10/12/17). The 2.4x multiple reflects the same preceding fair value for EQGP plus an assumed 20% acquisition premium. The 4.1x multiple reflects market value of EQGP stake on 6/16/17. The 6.4x peer multiple is the midpoint of the range as noted by Citi on pages 91 and 101 of Merger Proxy (10/12/17).

13

EQT Is More Valuable Without RICE

We believe the RICE deal destroys value when synergies are properly valued.

► **EQT's own proxy sum-of-parts valuation shows miniscule upside from the RICE deal only after giving full credit to fictitious synergies**



EQT Advisor's Sum-of-the-Parts Valuation
8% Downside
4% Downside
2% Upside
High-End of Range
Midpoint
Low-End of Range
$99
$88
$77
$92
$80
$69
$95
$84
$73
$101
$90
$78
EQT Standalone
EQT+RICE Before Synergies
EQT+RICE With Actual Synergies
EQT+RICE With Mgmt Stated Synergies

► **EQT has relied on a sum-of-parts to communicate its undervaluation**

- While other proxy methodologies are used to justify transaction they involve subjective assumptions that are, in some cases, not disclosed

Note: Based on sum-of-parts equity fair value ranges based on comps for RICE and EQT per Citi (EQT's financial advisor) on pages 94 and 101 of Merger Proxy (10/12/17). Merged equity value ranges reflect $1.3bn of incremental transaction debt, $0.9bn value for Actual Synergies (that can be justified by actual acreage ownership and lateral extension opportunity post-deal based on the work of experts engaged by JANA for the purpose of evaluating the transaction), and $2.5bn value for Mgmt Stated Synergies.

14

Proxy Discounted Cash Flow Value Appears Problematic

We believe the discounted cash flow (DCF) used by EQT's financial advisor to justify the transaction is not a reliable measure of value.

- **Terminal value assumption appears indefensible and skews output**
  - Despite RICE only having ~3 years of remaining inventory (well less than half of EQT's remaining core inventory years), EQT's advisor uses same ~8x 2021 EBITDA terminal multiple for both companies
  - Even RICE's own advisor recognized this, assigning EQT a ~60% higher terminal growth rate than RICE
- **Adjusting EQT's terminal value assumption for RICE's advisor's assumption cuts EQT's RICE DCF value from ~$36 to ~$15 per share**
- **EQT's lower discount rate is inexplicably, in our view, used to value RICE's cash flows in the combined company *Has/Gets* analysis**
  - This has the effect of increasing the relative value of a combined EQT/RICE, and is particularly acute given this analysis relies on discounting cash flows for 50 years (instead of a terminal multiple)

Note: DCF valuation as described on pages 98, 102, and 110 of the Merger Proxy (10/12/17). In particular, the terminal value multiple of 8.0x above reflects the midpoint of the 7.2x-8.8x range used by EQT's financial advisor for both EQT and RICE. RICE's financial advisor used terminal growth midpoint of 3.5% for RICE and 5.5% for EQT. Inventory depletion is estimated based on publicly disclosed number of undrilled locations and capital plans in the Merger Proxy (10/12/17) and does not assume the addition of new acreage.
We estimate RICE's financial advisor's terminal value calculation for RICE (using midpoints of discount rate and terminal growth rate assumptions) implies a terminal multiple of ~4.6x on 2021 EBITDA. Applying this 4.6x multiple (instead of 8.0x) to EQT's financial advisor's terminal value calculation of RICE would reduce midpoint of DCF value per share by approximately $21.
Has/Gets Analysis as described on pages 103-104 of the Merger Proxy (10/12/17). Note that EQT's financial advisor uses EQT's lower standalone discount rate, rather than the higher weighted average discount rate from using RICE's standalone discount rate, to value combined EQT and RICE cash flows.

15

EQT Attempts To Sell Deal On Irrelevant Accretion Metric

- **EQT has also attempted to justify the RICE acquisition based on cash flow accretion in 2018 and 2019**
- **Cash flow accretion is an irrelevant & misleading metric**
  - Accretion says nothing about value paid or benefits received & results any time a higher cash flow multiple stock (EQT) is used as a currency to buy a lower cash flow multiple stock (RICE)
  - Use of debt financing increases cash flow accretion
- **EQT also exaggerates their cash flow accretion metrics with questionable assumptions in our opinion**
  - EQT's accretion calculation selectively uses RICE's higher EBITDA estimate, which in 2019 is 13% higher than EQT's *own* estimate for RICE in its proxy, resulting in a *2x* increase in accretion
  - EQT's accretion metric also unrealistically assumes RICE's G&A is mostly gone in 2018

Note: EQT accretion metric as noted in investor presentations dated (6/19/17 & 7/27/17) and reiterated in the cover letter to its Merger Proxy (10/12/17).
Pages 83 and 86 of Merger Proxy (10/12/17) show EQT's own estimate of RICE EBITDA (which was closer to consensus) was meaningfully below estimates supplied by RICE management.

16

Shareholders Could Generate Higher Accretion On Own

EQT shareholders would have created greater cash flow accretion (and with no execution risk) simply buying RICE shares in the open market than what would be achieved by EQT's acquisition of RICE.

- **EQT's 2019 cash flow accretion of 33% compares unfavorably to the 53% available to EQT shareholders purchasing RICE in the open market (pre-deal price) using the same financing mix as the deal**



Cash Flow per Share Accretion in 2019
From EQT+RICE Transaction
13%
33%
Based on Consensus Estimates
Based on Management Estimates
Cash Flow per Share Accretion in 2019
From Open-Market Reallocation
53%
Based on Management Estimates

Note: Accretion from EQT+RICE Transaction based on consensus and management estimates as calculated by Barclays (Rice's financial advisor) and shown on page 126 of Merger Proxy (10/12/17) and is consistent with metric as noted in EQT's investor presentations (6/19/17 & 7/27/17) and reiterated in the cover letter to its Merger Proxy (10/12/17).
Accretion from Open-Market Reallocation: Since legacy EQT shareholders would own ~65% of the merged company and absorb ~$5 per share of incremental transaction debt post deal, investors can mimic the per share effect of the transaction by (a) selling 0.35 share of EQT and borrowing $5 and (b) use the combined proceeds to purchase RICE shares in the open market. Based on closing share prices prior to deal announcement on 6/16/17 and management estimates contained in the Merger Proxy (10/12/17).

17

EQT's Other "Value" Arguments Fall Short

- **EQT's argument in its proxy that RICE has traded at a discounted value to EQT and other comps and that RICE would re-rate within EQT does not stand up to scrutiny in our view**
  - RICE's core Marcellus inventory life is less than half of its peers, implying their multiple should be lower than peers
  - EQT's implied E&P multiple is well below peers and ~40% below RICE's multiple, implying RICE could actually de-rate within EQT and destroy even greater value
- **EQT also points to unlocking RICE's embedded midstream value as a deal rationale that we believe is illusory**
  - The increase in value of EQGP (EQT's midstream GP) following the announcement was mostly offset by the decline in value of RMP (RICE's midstream MLP) and implied decline of the RMP GP

Note: Marcellus inventory years reflects the ratio between core Marcellus undrilled locations to number of wells spud in 2017 based on public disclosure. RICE has 11 inventory years while peers (AR, COG, EQT, RRC) have 23-50 years of inventory. Future capital plans in the Merger Proxy (10/12/17) with greater drilling activity suggests RICE's current inventory would deplete in ~2024.
EQT's and RICE's E&P multiple calculated using the same methodology described on prior slide titled "EQT Is Issuing Significantly Undervalued Equity" of this presentation. RICE's multiple calculated based on EQT's offer.

18

RICE Dilutes Midstream Exposure & Increases Net Debt

A RICE acquisition would reduce EQT per share exposure to midstream while increasing net debt per share.

- **Transaction reduces exposure to attractive midstream business by 10% & results in a lower quality mix (e.g., RICE's water handling)**
  - Diluting EQT's upside to unlocking the value of midstream
- **Transaction also increases E&P parent net debt per share by 60% and increases net leverage by 40%**



~10% Dilution to Midstream Exposure
41%
31%
37%
EQT Pre-Deal
RICE
EQT Post-Deal

Percentage of Total Enterprise Value from Midstream
at Midpoint of Proxy SOTP Value Based on Comps

Note: EQT E&P parent net debt per share would increase from $10 to $16 post deal based on latest balance sheet on 6/30/17. Net leverage based on E&P parent net debt to consensus 2017 E&P EBITDA per Bloomberg including G&A synergy on a pro forma basis.
Midstream share of total enterprise value based on midpoint of sum-of-parts fair value ranges based on comps per Citi (EQT's financial advisor) on pages 91-94 and 101 of Merger Proxy (10/12/17).

19

The Case To Reject Proposed RICE Acquisition

1. Fictitious transaction rationale and synergies
2. Value transfer to RICE shareholders exceeds benefits to EQT shareholders
3. EQT's poor M&A track-record & large deal size elevates execution risk
4. EQT's misaligned incentives and efforts to force RICE vote without a plan to address sum-of-parts discount is highly suspect

20

EQT's Poor M&A Track-Record & Deal Size Heighten Risk

EQT's poor M&A track-record and a transaction 5x larger than any prior deal – with suspect synergy claims and required follow-on M&A – significantly elevate execution risk for shareholders.

- **We believe EQT has a troubling track-record of increasingly problematic M&A**
  - $1.6bn spent in 2016/2017 for WV acreage; EQT now notes will take significantly longer than expected to realize value, but for reasons that would have been readily apparent at time of acquisition
  - Wasted hundreds of millions of dollars in 2014 in a cash/asset swap to acquire Permian acreage they are now trying to exit
  - $280 million spent in 2010 acquiring acreage in Cameron, Clearfield, Elk and Jefferson Counties that are no longer focus areas
- **Execution risk is further elevated by promised magnitude and pace of G&A synergies**
  - EQT's financial justification for the transaction assumes elimination of nearly all of RICE's G&A entering 2018
  - Required pace of G&A cuts implied talent loss that is incompatible with EQT's desire to apply best practices from both companies

21

Poor M&A Record / Inability To Assess Value Elevates Risk

Potential inaccurate assessment of RICE value and synergies amplifies execution risk.

- **EQT's actions in core Marcellus region raise questions about ability to properly assess the value and potential of their targets**
- **Since <u>2016</u> EQT passed on acquiring RICE as well as most of the Marcellus assets that today comprise RICE, all at lower values**
  - EQT passed on acquiring Alpha Natural Resources, Vantage Energy and Lola Energy due to prices being too high
  - RICE acquired these assets and their cost accounted for ~75% of RICE's unaffected market cap, before tacking on EQT's ~40% acquisition premium
  - As disclosed in the proxy, in 2016 EQT walked away from a deal to acquire RICE at a substantially lower value

A "yes" vote for RICE brings further execution risk from significant follow-on M&A to attempt to fill in acreage and achieve promised synergies.

22

# The Case To Reject Proposed RICE Acquisition

1. Fictitious transaction rationale and synergies
2. Value transfer to RICE shareholders exceeds benefits to EQT shareholders
3. EQT's poor M&A track-record & large deal size elevates execution risk
4. EQT's misaligned incentives and efforts to force RICE vote without a plan to address sum-of-parts discount is highly suspect

23

Market Reaction To RICE Deal Was Decidedly Negative

- ► **EQT's negative stock price reaction immediately following the RICE announcement was among the worst declines of any acquirer YTD**

Relative Performance 1-Day Reaction


Average relative performance: (0.5%)
EQT (vs. Oil & Gas Index): (8.0%)
Acquirer Share Price Change

Relative Performance 3-Day Reaction


Average relative performance: 0.4%
EQT (vs. Oil & Gas Index): (7.3)%
Acquirer Share Price Change

- ► **This measurement period is significant as it represents the reaction to the transaction & excludes stock moves caused by other factors**
  - Reaction was pronounced: 25% of EQT's shares (billions of value) traded in 3-day period following the pre-market announcement
- ► **The market reaction reflected disappointment with the RICE announcement and related issuance of undervalued EQT equity**
  - Shareholders were focused on addressing the sum-of-parts discount (which EQT repeatedly acknowledged), and we believe there is still limited enthusiasm for the RICE acquisition on a standalone basis

Note: Charts based on 2017 U.S. M&A transactions greater than $2bn through 10/12/17. Average acquirer stock price calculation excludes EQT. EQT performance relative to S&P600 Oil & Gas Exploration Index. All other acquirer price performance relative to applicable sector index.

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EQT's Stock Price Recovery Was Unrelated To RICE

- **EQT's stock bounced for reasons unrelated to RICE announcement**
  - 6/23/17: First ever open market buys by CEO & CFO disclosed
  - 6/23/17: Received approval for critical pipeline; as RBC noted: "Final EIS for MVP a Positive Step… *clearing this hurdle should alleviate some market concern over timing"*
- **Potential resolution of sum-of-parts fueled / sustained recovery**
  - *"Part of EQT's 2018 strategy is to address the persistent SOTP discount, which has been absent from the story over the past year."* BMO 6/20/17
  - JANA Partners files 13D on July 3, 2017

EQT Share Price Reaction



EQT Share Price
$68.00
$66.00
$64.00
$62.00
$60.00
$58.00
$56.00
$54.00
$52.00
$50.00
EQT/RICE announced
Mountain Valley Pipeline receives EIS
CEO & CFO Share Purchase
JANA 13D Filed
2Q17 Earnings
Board moves up date to address sum-of-parts
6/12/17
6/26/17
7/10/17
7/24/17
8/7/17
8/21/17
9/4/17
9/18/17
10/2/17

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Decision To Prioritize RICE Acquisition Is Highly Suspect

EQT is determined to push a RICE vote through before addressing its sum-of-parts discount, which we and many other shareholders find highly suspect.

1 **Flawed Incentives: EQT's perverse short & long-term compensation structure had management earning tens of millions simply by acquiring RICE *regardless of whether it generated any shareholder value***

- EQT's decision to acquire RICE coincided with EQT's 3-year rolling incentive targets looking increasingly unachievable absent RICE
- Transaction also had potential to boost future short-term bonus pool
- EQT's board belatedly acknowledged & committed to address these flawed incentives on 9/13/17 and only after shareholder pressure

2 **Flawed Governance: Shareholders lacked key protections from overpaying for RICE**

- 20-year Lead Director (raising serious doubts about independence) sits on comp. committee, which is chaired by a 10-year director
- Board Chairman (former CEO) retained long-term compensation incentives that stood to benefit from RICE transaction

Note: See additional discussion of misaligned compensation incentives in JANA's letter dated August 14, 2017 filed in conjunction with SEC Form 13D/A.

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Decision To Prioritize RICE Acquisition Is Highly Suspect

3

Flawed Arguments: After original $2.5bn of synergies were challenged, EQT "found" $7.5bn new ones, resulting in total synergies exceeding entire deal value by ~$2.5bn

- EQT added $6.1bn or 81% of new synergies from categories that EQT tacitly acknowledged could in fact be $0

Upside Synergy Potential

Synergy	Metric	Up to PV ($B)*
Drilling and completion best practices	EUR improvements of 0 – 5%	$2.5
Buying power	0 – 5% reduction in capital	$1.4
Marketing optimization	$0.00 - $0.05 / Mcfe improvement in realized price	$1.4
Upstream LOE optimization	$0.00 - $0.03 / Mcfe	$0.8
Lengthen WV laterals	Lengthen inventory by up to 2,000' per well	$0.7
Perpetuity G&A savings	Value realized post-2027	$0.5
MVP expansion	Accelerated by up to 3 years	$0.2
	Total	$7.5

- EQT's example for "drilling and completion best practices" is engineered completions, an opportunity EQT could pursue standalone like numerous other shale E&Ps
- "Lengthening WV laterals" requires changes in state law, not RICE
- RICE G&A would go away post 2027 anyway (inventory depleted)
- "Marketing optimization" assumes EQT finds markets to sell a pure commodity at a premium price while also assuming "MVP expansion" synergies from diverting RICE's gas to MVP pipeline

Note: Table from page 14 of EQT's investor presentation (7/27/17).

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Decision To Prioritize RICE Acquisition Is Highly Suspect

3

- EQT was not willing to stand behind the purported $7.5bn of new synergies when questioned by analysts, in our opinion
  - *"The numbers that are shown on that page are all the numbers at the high-end of the ranges…. I don't want anyone to take away from this that we're saying we're going to get another $7.5 billion on the top of the $2.5 billion…. we will get some amount probably from each of these categories… these are far more difficult to prove…. These will be much more difficult to demonstrate."* EQT CEO Steve Shlotterbeck, Q2 Conference Call (7/27/17)

4

Flawed Excuses: EQT has given suspect reasons for extending the time needed to address the sum-of-parts discount

- For example, until publicly challenged by shareholders, EQT cited taxes as an excuse for originally wanting to wait two years to address its sum-of-parts discount
- Despite ability to give shareholders an answer, EQT has refused to do so until after the RICE deal closes and has at times cited ideas for addressing the valuation discount that are entirely suboptimal

28

Decision To Prioritize RICE Acquisition Is Highly Suspect

5

Flawed Logic: EQT continues to tease resolving the sum-of-parts to sell the RICE transaction, yet refuses to complete the picture

- EQT's cover letter to its proxy dated October 12, 2017 asserts: "We believe this transaction enhances our ability to unlock the substantial value embedded within our legacy EQT assets as well as within the acquired Rice assets, which is a top priority."

EQT fails to acknowledge the fundamental issue

- EQT argues in its October 16, 2017 press release, "JANA seems to believe shareholders face a binary decision between either approving the proposed Rice transaction or taking action to address EQT's sum-of-the-parts discount."
- This completely misses the point: shareholders do not dispute EQT will do something to address its discount, they are concerned EQT will do it the wrong way in light of past strategic ineptitude and the lengths gone to avoid addressing this long acknowledged issue
- EQT is asking shareholders for a blank check by forcing them to vote on a highly questionable acquisition that, even if somehow successful, will create little shareholder value in our view, before revealing how they intend to address the most pressing issue

29

EQT Is Well Positioned Without RICE

There are no adverse effects to existing operations if the RICE deal is voted down, and EQT has promising avenues to create value.

- **EQT is not dependent on acquiring RICE**
  - EQT has not changed its business or operations such that a "No" vote on the RICE deal would have an adverse impact
- **EQT has a ready and well-worn path to addressing its sum-of-parts discount**
- **Given dearth of potential RICE buyers, in the future EQT could look to joint venture with RICE in the limited instances where acreage actually overlaps**
  - Replicates any actual deal benefits, mitigates execution risk & avoids a massive issuance of undervalued equity

There is simply no justification for fast-tracking the RICE acquisition, and the circumstances surrounding it raise serious doubts as to whether management can be trusted to take the right steps for shareholders if it is approved.

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A p p e n d i x : A t l a s E n e r g y C a s e S t u d y 31

Atlas Energy History

- At Atlas Energy Inc., Jonathan Cohen, as Vice Chairman, and Daniel Herz, as Senior Vice President of Corporate Development and Strategy (collectively "Atlas Management") built and sold a premier Marcellus enterprise
- Atlas Management was a pioneer of the Marcellus shale:
  - Drilled more wells from 2005 – 2010 than any other operator in the play
  - Grew Marcellus acreage position from 86,000 net acres in 2004 to 468,000 net acres in 2010
- Atlas Management brought in external capital to accelerate development of its Marcellus position:
  - 2009: Sold 51% interest in Laurel Mountain Midstream to Williams Companies Inc., creating joint venture to build out Marcellus gathering and processing infrastructure
  - 2010: Formed a $1.8 billion drilling joint venture with Reliance Industries, valuing the Marcellus position at $14,100 / acre
- **Ultimately, Atlas Management sold its Marcellus upstream and midstream position to Chevron in 2011 for $4.3 billion, earning IPO investors a 930% return**

ATLAS AMERICA / ATLAS ENERGY INC. (NASDAQ: ATLS)



930%
Return
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$0.00
May-04
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ATLAS PIPELINE PARTNERS (NYSE: APL)

- In addition to Atlas Energy Inc., Atlas Management built a separate publicly traded midstream business, Atlas Pipeline Partners ("APL"). APL began by Atlas Management segregating midstream assets from its upstream business. APL grew over 15 years to be a leading provider of gathering and processing services across the top oil basins in the U.S., including the Permian, SCOOP/STACK and the Eagle Ford
- **Atlas Management sold APL and its general partner in 2014 to Targa for $7.7 billion, generating a 420% return for IPO investors**

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